EX-23.1
                          CONSENT OF ACCOUNTANT

                          Janet Loss, C.P.A., P.C.
                    1780 South Bellaire Street, Suite 500
                           Denver, Colorado 80222
                               (303) 782-0878


May 2, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  E.T. Corporation - Form S-8

Dear Sir/Madame:

     As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated January 10, 2002 in eCom.com, Inc.'s (now known as E.T. Corporation) Form 10-KSB for the fiscal year ended September 30, 2001, and to all references to my firm included in this Registration Statement.

                                       Sincerely,


                                       /s/  Janet Loss
                                       Janet Loss, C.P.A., P.C.